Additional Agreement to the Securities Purchase Agreement

This Additional Agreement to the Securities Purchase Agreement (this “Agreement”) is made and entered into as of August 17, 2012, between Li3 Energy, Inc., a corporation duly organized and existing under the laws of the state of Nevada, United States of America (the “Company”), and POSCO Canada Ltd., a corporation duly organized and existing under the laws of the province of British Columbia, Canada (the “Purchaser”).

The Company and the Purchaser may hereinafter be referred to individually as a “Party”, and collectively as the “Parties”.

Capitalized terms used but not defined in this Agreement have the meanings given to those terms in the SPA (as defined below).

WHEREAS, the Parties have executed the Securities Purchase Agreement (the “SPA”) on August 24, 2011, in order for the Company to sell to the Purchaser, and for the Purchaser to purchase from the Company, securities of the Company as described in the SPA;

WHEREAS, the Purchaser has already paid the Initial Subscription Amount to the Company in accordance with the SPA; and

WHEREAS, in consideration of the global economic downturn and dropping stock prices, the Parties have agreed to reduce the Per Share Purchase Price for the Second Subscription Amount and the exercise price of the Warrant as set forth in Articles 1 and 2 herein and also have agreed upon some additional matters, which include Articles 3 through 9 below.

Now, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

1.   Share Purchase Price

For the purpose of the Second Closing, each Party agrees that the Per Share Purchase Price shall be adjusted to US$0.16 per share. The Second Subscription Amount shall remain the same as set forth in the SPA, and the number of Shares that the Purchaser will acquire in the Second Closing shall be 62,499,938 Units.

2.   Exercise Price of the Warrant

Effective upon the Second Closing, the exercise prices of the Warrants specified in Articles 2.1(a)(iii) and 2.2(a)(ii) of the SPA shall be reduced from US$0.40 to US$0.21 per share; and the form of each such Warrant is hereby amended in its entirety to read as set forth in Exhibit A hereto. Promptly upon Purchaser's surrender to the Company of the original Warrant issued on September 14, 2011, the Company shall provide Purchaser with an original Warrant in the revised form.

3.   Additional Warrant

At the Second Closing, the Company shall issue to the Purchaser an additional warrant in the form attached hereto as Exhibit B (the “Bonus Warrant”) to purchase 5,000,000 Shares at US$0.15 per share for a period of two (2) years from the date of the Second Closing.

4.   Anti-Dilution

If at any time during the 18 months immediately following the Second Closing, the Company issues or sells new Shares to any purchasers (“Discount Buyers”) at a price below US$0.16 per Share other than Excluded Issuances (as defined below) (any such Shares, “Cheap Shares”), then the Company must promptly issue to the Purchaser for no additional consideration, a number of Shares equal to the difference of (i) the number of Cheap Shares so issued or sold minus (ii) the number of Shares that the aggregate purchase paid by the Discount Buyers would have purchased at a price of US$0.16 per share. While the Purchaser has no obligation to notify the Company of the above and while the Company will be obligated to issue additional shares immediately, the Purchaser may enforce this clause at any point in time.

As used herein, “Excluded Issuances” means (i) Shares issued or issuable upon conversion or exchange of any convertible securities or exercise of any options warrants or other rights outstanding on the date hereof or upon exercise of the Bridge Warrants (as defined in the Waiver); (ii) Shares issued or issuable pursuant to this Agreement or the SPA, including upon exercise of the Warrants or Bonus Warrants; (iii) Shares issued or issuable by reason of a dividend, stock split, split-up or other distribution on Shares, except for Shares newly issued after roll back, stock split or split-up.

5.   Listing on Stock Exchange

In the event that the Company is listed on a stock exchange other than the Trading Market, the obligations and rights of the Parties provided in Article 2 through 4 of this Agreement shall be re-negotiated between the Parties.

6.   Wire Instructions

The Company hereby authorizes and directs Purchaser to make its payment of the Second Subscription Amount under Section 2.2(b)(i) of the SPA by wire transfer to the account specified in Exhibit C hereto.

7.   Use of Proceeds from the Second Closing

For the purposes of business transparency and risk management, the Parties hereby agree to specify the activities on the Maricunga property referred to in Section 6.6 of the SPA in Exhibit D hereto. All activities on the Maricunga property are strictly limited to the activities indicated in Exhibit D, and the Company is permitted to use the net proceeds from the Second Closing for such activities only. In the event that the Purchaser deems a certain activity inappropriate for the business of the Company, the Purchaser has the right to veto the activity in a whole or in part.

On a monthly basis or upon request by the Purchaser, the Company shall submit its expense report to the Purchaser. On a quarterly basis or upon request by the Purchaser, the Company shall prepare and submit its proposal for the budget plan to the Purchaser, which requires the written consent of the Purchaser in order for the budget plan to be approved.

In the event of a breach of this Article or misrepresentation, false information, inaccurate information or falsification of the expense report or the budget plan by the Company, the Company agree that the Purchaser shall be entitled to specific performance of its rights provided herein in addition to monetary damages.

2

8.   Activities in Relation to the Lithium Production Concession

The Company hereby agrees to use its best efforts to conduct all activities in relation to the obtaining of the lithium production concession in Chile, including but not limited to the establishment of a task force team, arrangement of meetings, work programs, monitoring competitors, and market studies. Until the Company obtains the concession, the Company shall keep the Purchaser updated from time to time and give a report on a weekly basis.

9.   Activities for Commercialization

The Company hereby agrees to use its best efforts to conduct all activities for commercialization, including but not limited to the establishment of a task force team, arrangement of meetings, work programs, monitoring competitors, market studies, and determination of commercial properties, until the Company submits the environmental impact statement (DIA) and obtains the assessment of environmental impact (EIA).

For the avoidance of doubt, in case of discrepancies between the SPA and this Agreement, this Agreement shall prevail with respect to the clauses covered in this Agreement. Except as modified hereby, all other terms and conditions of the SPA shall remain in full force and effect in accordance with the provisions of the SPA.

[Signature page follows immediately]

3

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Li3 Energy, Inc. (the “Company”)

By:
Name: Luis Sainz
Title: CEO
Address: Marchant Pereira 150 Oficina 803, Providencia, Santiago - Chile

POSCO Canada Ltd. (the “Purchaser”)

By:
Name:
Title:
Address:

EXHIBIT D

(Activities on the Maricunga Property)

Direct Expenses	Indirect Expenses

● Consulting or service fees (including legal fees) related to the feasibility study of the Maricunga property (hereinafter “FS”)

● Pay for temporary employees hired for the FS

● Expenses for obtaining permits and approvals in relation to the FS and the assessment of environmental impact (EIA)

● Rent fees for heavy equipments in relation to the FS

● Travel costs for the Company's employees including temporary employees) in relation to the FS

● R&D expenses in relation to the FS

● Vehicle rent fees in relation to the FS

● Expenses for EIA on the Maricunga property and other commercial property (Llano de Varas)

● Expenses for acquiring water right on the Maricunga property and other commercial property

● Expenses for camping on the Maricunga property and Other Commercial property

● Expenses for acquiring additional mining rights

● Expenses to support POSCO demo plant

● Expenses to support POSCO when it visits Chile

● Office rent and operation fees in Santiago

● Salaries of the Company's employees (including severance pay and vacation)

● Vehicle rent fees within the area of Copiapo

● Communication fees

● Transportation fees

● Expenses for Board of directors' meetings

● Consulting or service fees including legal fees)

● Client entertainment expenses

● Business travel expenses

● Education expenses

● Insurance fees

● Industrial accidents